Exhibit 99.1

NEWS RELEASE

Contacts:
Michael Lacovara, Chief Executive Officer
(212) 356 -0513

Financial Dynamics
Julie Prozeller / Hannah Sloane
212-850-5600

Rodman & Renshaw Capital Group, Inc Announces Financial Results for the Fourth Quarter
and Year-end 2007

-Announces Formation of London-based Rodman & Renshaw Capital Partners Ltd.

New York, NY, February 15, 2008 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) today announced its results for the fourth quarter and year ended December 31, 2007. The Company also announced today that it has partnered with Pearl Investment Management Services Ltd (PIMS) to form Rodman & Renshaw Capital Partners, Ltd. (RCP). PIMS is, and RCP will be, a London-based FSA-regulated provider of corporate finance and advisory services with an affiliated Gibraltar based asset management business authorized by the Financial Services Commission in Gibraltar.

Total revenue for the fourth quarter was $14.7 million, representing a decrease of 52.0% over total revenue of $30.7 million in the prior-year period. For the fourth quarter, the Company reported a net loss on a non-U.S. GAAP basis of $1.1 million, or ($0.03) per basic share. This represented an increase in non-GAAP net loss of $10.9 million compared to a net income of $9.8 million in the prior-year period. On a U.S. GAAP basis, the Company reported a net loss of $1.6 million, or ($0.05) per basic share, for the quarter ended December 31, 2007.1

Revenue for the year ended 2007 increased to $71.4 million, an increase of 16.5% from $61.3 million for the year ended 2006. Net income for 2007 was $4.8 million, or $0.20 per diluted share, compared to $16.5 million, or $0.90 per diluted share, for 2006. Diluted net income per share on a non-GAAP basis was $0.45. Operating margin for 2007 was $8.0 million, or 11.2% of revenue, compared to 27.7% in 2006. (Prior to the exchange transaction consummated by the Company in July 2007, the Company was taxed as a partnership and accordingly was not liable for federal, state or local income taxes, other than a 4% tax imposed on unincorporated businesses domiciled in the City of New York. After July 11, 2007, the Company has assumed a 45% estimated effective tax rate.)

Michael Lacovara, Chief Executive Officer, commented: “In 2007, Rodman & Renshaw laid the groundwork for strategic development and growth, and we are on the whole pleased with our achievements during the year, despite some of the most challenging market conditions in recent history, which affected our corporate finance revenue in the final quarter of the year. We successfully raised our growth capital, continued to expand our franchise and to add talented producers, and were once again ranked the number one firm in PIPE transactions by volume during 20072.

“In the fourth quarter, a number of our biotech and life science clients delayed expected end-of-year financing transactions given the volatility and dislocations in the capital markets,” continued Mr. Lacovara. ”In addition, two large financings outside of life science were delayed. Those non-life science transactions remain on track and we expect to close one or both in the current quarter. We continue to see a substantial and growing pipeline of life science financings and expect that many of the financings that we anticipated in the fourth quarter will still occur given the recurring capital needs of these development-stage clients. Finally, even with some shortfall in expected fourth quarter revenue, we were able to stay within our targeted compensation ratio of 55% for 2007, which we regard as a significant accomplishment in this market.

1	A reconciliation between GAAP and non-GAAP results is contained in the tables that accompany this release.

2	Source: Sagient Research Systems, a leading publisher of independent research for the financial services and institutional investment communities.

“In 2008 we will continue to focus on our long-term growth strategy. As we enter 2008, we have a strong balance sheet, with ample cash to finance acquisitions and growth, no debt and no credit risk, and we anticipate announcing a number of strategic acquisitions and initiatives. We remain committed to increasing our market position within life science and, more broadly, in healthcare, and continue to seek opportunities to deepen our presence in selected non-healthcare verticals and to improve our capabilities to serve our growing roster of non-US clients through geographic diversification. To that end, today we announced that we have partnered with Pearl Investment Management Services to form Rodman & Renshaw Capital Partners, Ltd., which will be a London-based, FSA-regulated advisor. We are excited about this new venture as it will provide the firm with a London presence as we expand our efforts overseas.”

OPERATING RESULTS

Investment Banking

Investment banking revenue was $8.9 million for the fourth quarter, representing a decrease of 56.8% compared to $20.6 million in the prior-year period. For the full-year ended December 31, 2007, investment banking revenue was $57.3 million, an increase of 32.9% compared to $43.1 million reported in 2006.

  Private placement and underwriting revenue for the fourth quarter was $8.2 million, compared to $20.2 million for the quarter in 2006. During the quarter, the Company completed 18 financing transactions with an average transaction size of $15.8 million, compared to 23 in the fourth quarter of 2006. Private placement and underwriting revenue for the full-year 2007 was $51.5 million, compared to $42.3 million in 2006.

  Strategic advisory fees for the fourth quarter were $0.7 million, compared to $0.4 million for the quarter in 2006. For the full-year 2007, strategic advisory fees were $5.8 million, representing an increase of $5.0 million, or 625%, over the prior-year period.

Sales & Trading

  Commissions for the fourth quarter were $2.0 million, essentially in-line with the prior-year period. For the full-year 2007, commissions were $6.9 million, representing an increase of $1.7 million, or 32.7%, over the prior-year period.

  Gains on securities and principal transactions for the fourth quarter were $1.6 million, compared to a gain of $7.2 million in the prior-year period. For the full-year 2007, gains on securities and principal transactions decreased to $3.8 million, or 64.5%, from $10.7 million in the prior-year period.

Other (Including Conference Fees)

Other revenue for the fourth quarter was $2.2 million, representing an increase of 57.1% compared to $1.4 million for the prior-year period. For the full-year 2007, other revenue was $3.4 million, representing an increase of 47.8% from $2.3 million in the prior-year period.

Expenses

Total expenses for the fourth quarter were $17.9 million, representing a decrease of $2.5 million, or 12.3%, compared to total expenses of $20.4 million in the prior-year period. For the fourth quarter, expenses, net of pre-offering stock compensation expense, were $17.0 million. For the full-year 2007, expenses were $63.4 million, representing an increase of $19.1 million, or 43.0%, compared to the prior-year period. The majority of the increase in expenses was associated with the Company’s increased headcount and expanded scope of operations.

  Compensation Expense
Employee compensation and benefits expense for the fourth quarter, including pre-offering stock compensation expense, was $10.0 million, representing a decrease of $2.9 million, or 22.5%, over an expense of $12.9 million in the prior-year period. For the full-year 2007, employee compensation and benefits expense was $40.4 million, representing an increase of $14.1 million, or 53.6%, over $26.3 million in the prior-year period. This increase was partially attributable to compensation expense that was accrued in the fourth quarter for certain non-investment banking personnel, primarily in the equity research area, where compensation requirements do not directly correlate to the level of investment banking revenue.

Excluding pre-offering stock compensation expense of $0.9 million, employee compensation and benefits expense for the quarter was $9.0 million, a decrease of $3.8 million, or 29.7%, over the prior-year period. For the full-year 2007, employee compensation and benefits expense, excluding non-recurring and pre-offering stock compensation expense, was $37.9 million, representing an increase of $11.6 million, or 44.1%, over the prior-year period.

Employee compensation and benefits expense for the fourth quarter, excluding pre-offering stock compensation expense, represented 62.2% of revenue. For the full-year 2007, compensation and benefits expense, net of non-recurring and pre-offering stock compensation expense, represented 53.1% of revenue.

  Non-Compensation Expense
Non-compensation expense for the fourth quarter was $7.9 million, an increase of $0.4 million, or 5.3%, over the prior-year period. For the full-year 2007, non-compensation expense was $23.0 million, representing an increase of $5.0 million, or 27.8%, over the prior-year period. A substantial amount of the increase was associated with higher-than-anticipated expenses for our November 2007 Healthcare Conference and higher business development expense. For the full-year 2007, non-compensation expense, excluding non-recurring expenses, was $21.4 million, representing an increase of $3.4 million, or 18.8%, over the prior-year period.

Conference Call details

A conference call with management to discuss the financial results of the quarter and full-year ended December 31, 2007 will be held on February 15, 2008 at 8:00 AM Eastern time. Investors can participate in the conference call by dialing 888-680-0860 (domestic) or 617-213-4852 (international). The passcode for the call is 20158574. The call is being webcast and can be accessed through the Rodman & Renshaw Capital Group, Inc. website at www.rodmanandrenshaw.com.

The conference call can be replayed in its entirety beginning at 10:00 AM on February 15, 2008, through February 22, 2008. If you wish to listen to the replay of this conference call, please dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 39572944.

About Rodman & Renshaw

Rodman & Renshaw is a full service investment bank dedicated to providing investment banking services to companies that have significant recurring capital needs due to their growth and development strategies, along with research and sales and trading services to institutional investor clients that focus on such companies. Rodman & Renshaw is a leading investment banking firm to the biotechnology sector, a capital intensive market segment, as well as a leader in the PIPE (private investment in public equity) and RD (registered direct placements) transaction markets.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements. These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our prospectus dated October 16, 2007, which is available at the Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31,

	2007	2006

Cash and cash equivalents	54,834,189	10,386,868
Securities owned:
Marketable, at market value	1,120,841	2,358,675
Non-marketable	3,307,702	11,797,813
Private placement and other fees receivable	1,132,889	2,500,216
Due from clearing broker	1,888,854	1,124,144
Deposit with clearing broker	110,170	105,794
Prepaid expenses	523,134	228,926
Deferred income taxes	2,258,301	-
Investment in affiliates	3,598,172	-
Property and equipment, net	913,645	1,325,881
Other assets	134,620	134,620
Goodwill	2,049,690	1,938,714
Assets associated with discontinued operations	-	6,204,531

TOTAL ASSETS	71,872,207	38,106,182

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Accrued compensation payable	6,140,839	6,864,801
Accounts payable and accrued expenses	2,914,468	2,523,435
Conference deposits	15,443	222,591
Securities sold, not yet purchased, at market value	147,663	-
Due to affiliate	382,963	-
Distributions payable	1,200,000	-
Deferred income taxes	-	327,100
Income taxes payable	48,067	413,732
Minority interests and other liabilities associated with discontinued operation	-	5,715,867

TOTAL LIABILITIES	10,849,443	16,067,526

COMMITMENTS AND CONTINGENCIES

MINORITY INTERESTS	14,604	12,833

STOCKHOLDERS' EQUITY

Preferred stock, $0.001, par value; 1,000,000 shares authorized;	-	-
none issued
Common stock, $0.001, par value; 100,000,000 shares authorized;	33,750	18,159
33,750,000 and 18,159,547 issued and outstanding as of
December 31, 2007 and 2006, respectively
Deferred stock compensation	(6,023,978)	-
Additional paid-in capital	68,609,050	348,255
Accumulated other comprehensive income (loss), net of income taxes	(140,757)	1,001,664
Retained earnings (deficit)	(1,469,905)	20,657,745

TOTAL STOCKHOLDERS' EQUITY	61,008,160	22,025,823

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	71,872,207	38,106,182

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
REVENUES
Private placement, underwriting and advisory fees	$8,876,402	20,577,673	$57,333,683	$43,080,933
Gains on securities & principal transactions, net	1,595,751	7,161,554	3,836,295	10,743,634
Commissions	1,981,233	1,530,400	6,913,476	5,160,576
Conference fees	1,753,004	1,344,059	2,472,013	2,092,591
Other income	450,006	73,906	883,071	187,419

TOTAL REVENUES	14,656,396	30,687,592	71,438,538	61,265,153

EXPENSES
Employee compensation and benefits	9,995,262	12,859,437	40,435,644	26,330,921
Broker Dealer Commissions	190,038	385,882	1,094,026	365,882
Conferences	3,550,428	2,639,944	5,903,295	4,748,330
Professional fees	1,631,703	2,352,233	6,236,223	6,181,207
Business development	915,428	584,881	3,005,706	1,879,982
Communication and data processing	516,019	468,389	1,980,612	1,451,894
Office	175,493	197,216	717,053	577,195
Occupancy and equipment rentals	131,769	310,371	1,085,393	827,964
Subscriptions and research	11,821	77,315	97,748	289,132
Insurance	264,640	135,634	782,272	425,127
Clearance and execution charges	154,383	50,812	504,789	196,796
Depreciation and amortization	138,701	159,196	604,868	538,353
Miscellaneous	193,362	220,559	953,036	458,409

TOTAL EXPENSES	17,869,047	20,441,869	63,400,665	44,271,192

INCOME (LOSS) FROM CONTINUING OPERATIONS	(3,212,651)	10,245,723	8,037,873	16,993,961

INTEREST EXPENSE	-	-	3,771,570	-

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES AND MINORITY INTERESTS	(3,212,651)	10,245,723	4,266,303	16,993,961

INCOME TAXES EXPENSE (BENEFIT)	(1,611,684)	475,463	(440,066)	879,389

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE MINORITY INTERESTS	(1,600,967)	9,770,260	4,706,369	16,114,572

MINORITY INTERESTS IN LOSS OF SUBSIDIARIES	26,551	(12,811)	35,867	65,724

INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,574,416)	9,757,449	4,742,236	16,180,296

DISCONTINUED OPERATIONS

Income (loss) from discontinued operations	(1,486,073)	222,657	(2,277,633)	2,591,973
Income tax expense (benefit)	(92,216)	2,067	(91,580)	14,085
Minority interest of discountinued operations	(1,395,190)	170,990	(2,202,649)	2,239,836

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	1,333	49,600	16,596	338,052

NET INCOME (LOSS)	(1,573,083)	9,807,049	4,758,832	16,518,348

OTHER COMPREHENSIVE INCOME (LOSS)

Reclassification adjustment for realized gains on investments	-	-	(1,001,664)	-
Unrealized (loss) gain on investment, net of income taxes	211,433	(185,976)	(140,758)	1,001,664

COMPREHENSIVE INCOME (LOSS)	(1,361,650)	9,621,073	3,616,410	17,520,012

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	31,347,826	18,159,547	23,039,216	18,159,547
Diluted	31,347,826	18,484,688	24,023,897	18,484,688

NET INCOME (LOSS) PER SHARE OF COMMON STOCK - BASIC
Income (loss) from continuing operations	(0.05)	0.54	0.21	0.89
Income from discontinued operations	0.00	0.00	0.00	0.02
Net Income (loss)	(0.05)	0.54	0.21	0.91

NET INCOME (LOSS) PER SHARE OF COMMON STOCK - DILUTED
Income (loss) from continuing operations	(0.05)	0.53	0.20	0.88
Income from discontinued operations	0.00	0.00	0.00	0.02
	(0.05)	0.53	0.20	0.90

Non-GAAP Financial Measures

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three months and year ended December 31, 2007. Management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the Company’s business and facilitate meaningful comparison of the results in the current period to those in prior periods and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A limitation of utilizing these non-GAAP measures is that GAAP accounting does in fact reflect the underlying financial results of the Company’s business. Therefore, management believes that the GAAP measures as well as the corresponding non-GAAP measures of the Company’s financial performance should be considered together.

(Dollars in thousands, except per share information)
		Reconciliation		Non-GAAP
Three months ended December 31, 2007:	GAAP Basis	Amount		Basis
Employee compensation and benefits	$9,995	$(881	) (a)	$9,114

Loss from continuing operations before
income tax benefit and minority interests	(3,213)	(881)		(2,332)

Income tax benefit	(1,612)	396	(b)	(1,216)

Net Loss	$(1,573)	$484	(c)	$(1,088)

Compensation ratio (d)	68.2%			62.2%

Loss per share:
Basic	$(0.05)	$0.02		$(0.03)
Diluted

Weighted average number of common shares
outstanding:
Basic and diluted	31,347,826		(e)	31,347,826

(a)	The non-GAAP adjustment represents the pre-tax, pre-offering stock compensation expense.

(b)	The non-GAAP adjustment with respect to income tax benefit represents the elimination of the tax benefit related to pre-offering stock compensation expense.

(c)	The non-GAAP adjustment to net loss reflects the after-tax effect of eliminating pre-offering stock compensation expense.

(d)	The compensation ratio for the three months ended December 31, 2007 was calculated by dividing employee compensation and benefit expense by total revenues of $14,656.

(e)	The basic and diluted weighted average numbers of common shares outstanding were not adjusted.

(Dollars in thousands, except per share information
		Reconciliation		Non-GAAP
Year ended December 31, 2007:	GAAP Basis	Amount		Basis
Employee compensation and benefits	$40,436	$(2,541		$37,895

Income from continuing operations before
income tax expense (benefit) and minority
interests	4,266	7,902		12,168

Income tax expense (benefit)	(440)	1,859	(b)	1,419

Net Income	$4,759	$6,043	(c)	$10,802

Compensation ratio (d)	56.6%			53.1%

Earnings per share:
Basic	$0 .21	$0.26		$0.47
Diluted	$0 .20	$0.25		$0.45

Weighted average number of common shares
outstanding:
Basic	23,039,216		(e)	23,039,216
Diluted	24,023,897		(e)	24,023,897

(a)	The non-GAAP adjustment represents the pre-tax, pre-offering stock compensation expense.

(b)

The non-GAAP adjustment with respect to income tax expense (benefit) represents the elimination of the tax benefit related to pre-offering stock compensation expense and the non- recurring expense (benefit) in connection with the Exchange.

(c)

The non-GAAP adjustment to net income reflects the after-tax effect of the elimination of pre- offering stock compensation expense and non-recurring expenses incurred in connection with the July 2007 exchange.

(d)	The compensation ratio for the year-ended December 31, 2007 was calculated by dividing employee compensation and benefit expense by total revenues of $71,439.

(e)	The basic and diluted weighted average numbers of common shares outstanding were not adjusted.